Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304-1050 O: 650.493.9300 F: 650.493.6811

October 6, 2022

Apexigen, Inc.

75 Shoreway Road, Suite C

San Carlos, CA 94070

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Apexigen, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission on or about the date hereof, relating to the registration under the Securities Act of 1933, as amended, of (i) 2,635,243 shares of common stock, par value $0.0001 per share (“Common Stock”), that are subject to currently outstanding options under the Company’s 2010 Equity Incentive Plan, as amended, (ii) 775,657 shares of Common Stock that are subject to currently outstanding options under the Company’s 2020 Equity Incentive Plan, as amended, (iii) 700,000 shares of Common Stock that are subject to currently outstanding options under the Company’s 2022 Equity Incentive Plan, (iv) 1,874,745 shares of Common Stock reserved for issuance pursuant to the Company’s 2022 Equity Incentive Plan and (v) 257,341 shares of Common Stock reserved for issuance pursuant to the Company’s 2022 Employee Stock Purchase Plan (which plans are referred to herein as the “Plans” and which shares of Common Stock are referred to herein as the “Shares”).

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and sold in the manner referred to in the Plans and pursuant to the agreements that accompany the Plans, will be validly issued, fully paid, and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati

WILSON SONSINI GOODRICH & ROSATI, Professional Corporation

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